Exhibit 10.23
JANUS INTERNATIONAL GROUP, INC.
2021 OMNIBUS INCENTIVE PLAN
PERFORMANCE STOCK UNIT GRANT NOTICE
Pursuant to the terms and conditions of the Janus International Group, Inc. 2021 Omnibus Incentive Plan, as amended, restated or otherwise modified from time to time (the “Plan”), Janus International Group, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“Participant”) the target number of performance stock units (the “PSUs”) set forth below. This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Performance Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.
Participant:    [Name]
Grant Date:    [Date]
Target Number of PSUs:    [Number of PSUs] (the “Target PSUs”)
Vesting Schedule:    Subject to the terms and conditions set forth in the Plan, the Agreement and herein, the number of Target PSUs, if any, that become Earned PSUs (as defined below) will be determined in accordance with Exhibit B.  Participant’s right to receive settlement of this Award in an amount ranging from 0% to 200% of the Target PSUs shall vest and become earned and nonforfeitable upon (i) Participant’s satisfaction of the continued employment requirement described below under “Continued Employment Requirement” and (ii) the Committee’s certification of the level of achievement of the performance metrics in accordance with Exhibit B. The portion of the Target PSUs actually earned upon satisfaction of the foregoing requirements is referred to herein as the “Earned PSUs.”.

Continued Employment Requirement:	Except as expressly provided in Exhibit B, Participant must remain continuously employed by the Company or an Affiliate from the Grant Date through the Certification Date (as defined in Exhibit B).
By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice (including all exhibits thereto), the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Agreement. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
Notwithstanding any provision of this Grant Notice or the Agreement, if Participant has not executed this Grant Notice within 90 days following the Grant Date set forth above, Participant will be deemed to have accepted this Award, subject to all of the terms and conditions of this Grant Notice, the Agreement and the Plan.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and Participant has executed this Grant Notice, effective for all purposes as provided above.

JANUS INTERNATIONAL
GROUP, INC.
                            PARTICIPANT

By:
Name:
Title:

Exhibit A
PERFORMANCE STOCK UNIT AGREEMENT
Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
Article I.
GENERAL
1.1Award of PSUs. The Company has granted the PSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each PSU represents the right to receive one Share as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the PSUs have vested.
1.2Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.3Unsecured Promise. The PSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
Article II.
VESTING; FORFEITURE AND SETTLEMENT
1.1Vesting; Forfeiture. The PSUs will vest according to the vesting terms set forth in the Grant Notice.
1.2Forfeiture.
(a)In the event of Participant’s Termination of Service for any reason, any PSUs that have not yet settled in accordance with Section 2.4 will immediately and automatically be cancelled and forfeited as of the date of such Termination of Service at no cost to the Company, except as otherwise determined by the Committee or provided in a binding written agreement between Participant and the Company.
1.3Settlement. As soon as administratively practicable following the end of the Performance Period (as defined in Exhibit B) but in no event later than 60 days following the Certification Date (as defined in Exhibit B), the Company shall deliver to Participant a number of Shares equal to the number of Earned PSUs, if any, that become vested (provided that the Participant has not incurred a Termination of Service prior to such settlement date). All Shares issued hereunder shall be delivered either by delivering one or more certificates for such shares to Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time.
1.4Clawback. Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement to the contrary, in the event of Participant’s Termination of Service for Cause, in addition to and without limiting the remedies set forth in the Plan:
(a)All PSUs that have not been settled as of the date of such Termination of Service (and all rights arising from such PSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company; and
(b)Participant shall, within 30 days following the date of such Termination of Service, pay to the Company a cash amount equal to (i) the Fair Market Value of any shares of Common Stock previously received by Participant pursuant to this Award within 4 years prior to such Termination of Service as of the date of receipt of such shares, plus (ii) the gross amount of any payment(s) previously received in respect of Dividend Equivalents pursuant to this Award.
Article III.
DIVIDEND EQUIVALENTS
1.1In the event that the Company declares and pays a dividend in respect of its outstanding Shares and, on the record date for such dividend, Participant holds PSUs granted pursuant to this Agreement that have not been settled, the Company shall record the amount of such dividend in a bookkeeping account and pay to Participant an amount in cash equal to the cash dividends Participant would have received if Participant was the holder of record, as of such record date, of a number of Shares equal to the number of PSUs that become Earned PSUs, such payment to be made on the date on which the PSUs are settled in accordance with Section 2.3 (the “Dividend Equivalents”). For purposes of clarity, if the PSUs (or any portion thereof) are forfeited by Participant pursuant to the terms of this Agreement, then Participant shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited PSUs. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.
Article IV.
TAXATION AND TAX WITHHOLDING
1.1Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
1.2Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to Participant for federal, state, local and/or foreign tax purposes, Participant shall make arrangements satisfactory to the Company regarding the payment of, any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of this Award, which arrangements include the delivery of cash or cash equivalents, Shares (including previously owned Shares (which is not subject to any pledge or other security interest), net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to

Participant. Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that Participant has been advised, and hereby is advised, to consult a tax advisor. Participant represents that Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
Article V.
OTHER PROVISIONS
1.1Adjustments. Participant acknowledges that the PSUs and the Shares subject to the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
1.2Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Company, unless otherwise designated by the Company in a written notice to Participant (or other holder):
    Janus International Group, Inc.
    Attn: General Counsel
    135 Janus International Blvd.
    Temple, GA 30179

If to Participant, at Participant’s last known address on file with the Company. Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to Participant when it is mailed by the Company or, if such notice is not mailed to Participant, upon receipt by Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

1.3Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
1.4Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
1.5Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
1.6Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange

Act, the Plan, the Grant Notice, this Agreement, the PSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
1.7Entire Agreement. The Plan, the Grant Notice and this Agreement (in each case, including the exhibits hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company or an Affiliate and Participant in effect as of the date a determination is to be made under this Agreement.
1.8Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
1.9Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the PSUs, as and when settled pursuant to the terms of this Agreement.
1.10Non-Transferability. During the lifetime of Participant, the PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the PSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the PSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
1.11Legends. If a stock certificate is issued with respect to the Shares delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission and any other Applicable Laws. If the Shares issued hereunder are held in book-entry form, then such entry will reflect that the Shares are subject to the restrictions set forth in this Agreement.
1.12No Right to Continued Service or Awards. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the service of the Company or any Affiliate or interferes with or restricts in any way the rights of the Company and its

Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant. The grant of the PSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
1.13Satisfaction of Claims. Any issuance or transfer of Shares or other property to Participant or Participant’s legal representative, heir, legatee or distribute, in accordance with the Plan, the Grant Notice and this Agreement shall be in full satisfaction of all claims of such person hereunder.
1.14Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
1.15Company Recoupment of Awards. Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with Participant, or (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
1.16Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.
1.17Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PSUs granted pursuant to this Agreement are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent Nevertheless, to the extent that the Committee determines that the PSUs may not be exempt from Section 409A of the Code, then, if Participant is deemed to be a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when Participant becomes eligible for settlement of the PSUs upon his or her “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six months following Participant’s separation from service and (b) Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the PSUs provided under this Agreement are exempt from or compliant with Section 409A of the Code and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of non-compliance with Section 409A of the Code.
* * * * *

Exhibit B
VESTING SCHEDULE AND PERFORMANCE METRICS
Article I.
GENERAL TERMS
1.1General. This Exhibit B contains the performance vesting conditions and methodology applicable to the PSUs. Subject to the terms and conditions set forth in the Grant Notice, the Plan and the Agreement, the portion of the Target PSUs subject to this Award that become vested, if any, with respect to the Performance Period will be determined upon the Committee’s certification of achievement of the performance criteria in accordance with this Exhibit B (the “Certification Date”). Any PSUs that do not vest hereunder shall be terminated and forfeited without consideration as of the end of the Performance Period. Except as specifically set forth in this Exhibit B, all PSUs shall immediately and automatically be cancelled and forfeited without consideration upon Participant’s Termination of Service that occurs before the end of the Performance Period.
1.2Vesting Requirements.
(a)General. As soon as administratively practicable following the end of the Performance Period, the Committee shall determine the Company’s Cumulative Adjusted EBITDA, and within 60 days following the Certification Date, a number of Target PSUs (if any) shall become vested in accordance with the following table if the Company achieves Cumulative Adjusted EBITDA equal to or greater than 90% of the Budgeted Adjusted EBITDA.

Performance Vesting Schedule
Percentage of Cumulative Adjusted EBITDA Achieved	Percentage of Target PSUs That Vest
110%	200%
100%	100%
90%	50%
Less than 90%	0%

(b)Interpolation. To the extent that the Cumulative Adjusted EBITDA for the Performance Period is between 90% and 100% or between 100% and 110%, the portion of the Target PSUs that shall vest shall be determined on a pro rata basis using straight-line interpolation; provided that the maximum portion of the Target PSUs that may vest based on the achievement of Cumulative Adjusted EBITDA shall not exceed 200% of the Target PSUs; provided, further, that if the Cumulative Adjusted EBITDA for the Performance Period is less than 90% of the Budgeted Adjusted EBITDA, all PSUs (and all rights arising from such PSUs) shall immediately and automatically be cancelled and forfeited without consideration and Participant shall have no further rights with respect to the forfeited PSUs.
1.3Change in Control.
(a)Notwithstanding any provision contained in this Exhibit B to the contrary, in the event a Change in Control is consummated prior to the end of the Performance Period and the PSUs are not Assumed (as defined below), any unvested PSUs outstanding as of immediately prior to the consummation of such Change in Control will automatically vest upon the consummation of the Change in Control in an amount equal to the greater of (i) the Target PSUs and (ii) the portion of the Target PSUs that would have vested based on actual achievement of the Cumulative Adjusted EBITDA if the Performance Period ended as of the Change in Control.
(b)Notwithstanding any provision contained in this Exhibit B to the contrary, in the event a Change in Control is consummated prior to the end of the Performance Period and the PSUs are Assumed, but Participant incurs a Termination of Service due to an involuntary termination without Cause (and not due to Participant’s death, Disability or resignation) within one (1) year following the consummation of a Change in Control, any unvested PSUs outstanding as of immediately prior to such Termination of Service will automatically vest in an amount equal to the greater of (i) the Target PSUs and (ii) the portion of the Target PSUs that would otherwise be vested based on actual achievement of the Cumulative Adjusted EBITDA if the Performance Period ended as of the Change in Control.
For purposes of this Section 2.1, “Assumed” means that all of the following conditions are met with respect to the PSUs that remain outstanding as of a Change in Control: (a) such PSUs are converted into a replacement award that preserves their value at the time of the Change in Control, (b) the replacement award contain provisions for vesting and treatment upon Termination of Service (including the definition of Cause) that are no less favorable to Participant than applicable to the PSUs, and all other terms of the replacement award (other than the security and number of shares represented by the replacement awards) are substantially similar to, or more favorable to Participant than, the terms of this Agreement and the Grant Notice and (c) the security represented by the replacement awards is of a class that is publicly held and traded on The New York Stock Exchange or The Nasdaq Stock Market LLC.
1.4Definitions.
(a)“Adjusted EBITDA” means, with respect to the Performance Period, the Company’s consolidated earnings before interest, taxes, depreciation and amortization, as calculated by the Committee, all as determined in accordance with U.S. generally accepted accounting principles consistently applied, as adjusted. In connection with any Adjusted EBITDA determination required hereunder, the Committee may exclude, or adjust to reflect, the impact of any event or occurrence that the Committee determines in its sole discretion should be appropriately excluded or adjusted, including (A) restructurings, discontinued operations, extraordinary items or events (including acquisitions and divestitures), and other unusual or non-recurring charges (including expenses incurred with acquisitions and divestitures, and expenses associated with compensatory equity grants), (B) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (C) losses incurred as a result of any goodwill impairment or (D) a change in tax law or accounting standards required by U.S. generally accepted accounting principles.
(b)“Budgeted Adjusted EBITDA” means the budgeted Adjusted EBITDA for the Performance Period as determined by the Committee in its sole discretion.
(c)“Cumulative Adjusted EBITDA” means the cumulative Adjusted EBITDA achieved by the Company during the Performance Period, in each case, as determined by the Committee in its sole discretion.

(d)“Performance Period” shall be the period between January 2, 2022 and December 28, 2024.